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                                                               EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


               We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of LEUCADIA NATIONAL CORPORATION of our report dated March 17, 1995 on our audits of the consolidated financial statements and financial statement schedules of LEUCADIANATIONAL CORPORATION as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Annual Report on Form 10-K of LEUCADIA NATIONAL CORPORATION. We also consent to the reference to our firm under the caption "Experts".

                                        COOPERS & LYBRAND L.L.P.

     New York, New York
     August 24, 1995












































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